SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 Amendment No. 2
                                 Current Report
           Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

                                 March 10, 1997

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission        (IRS Employer
        incorporation)           File Number)      Identification No.)

                                    Tower 56
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)

                                 (212) 605-7100
                         (Registrant's telephone number,
                              including area code)

The registrant hereby amends the Report of Ernst & Young LLP, Independent Auditors, of its Current Report on Form 8-K/A, dated February 24, 1997, as set forth in the pages attached hereto.



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                         Report of Independent Auditors


To the Board of Directors
Cornerstone Properties Inc.

We have audited the Statement of Revenues and Certain Expenses of 527 Madison Avenue (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenues and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission described in Note 2 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying statement of revenue and certain expenses for 1995 was not audited by us and, accordingly, we do not express an opinion on it.

                                                   Ernst & Young LLP
Stamford, Connecticut
February 14, 1997




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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CORNERSTONE PROPERTIES INC.
                                  (Registrant)

                           By:  /s/ John S. Moody
                                John S. Moody, President and Chief
                                Executive Officer

                           Date:  March 10, 1997


                           By:  /s/ Thomas P. Loftus
                                Thomas P. Loftus, Vice President and Controller (Principal Financial Officer)

                           Date:  March 10, 1997